                                                                     EXHIBIT 4.1


NUMBER                                                                    SHARES
                                 [LOGO]                       CUSIP ____________
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                         ELDORADO ARTESIAN SPRINGS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                    $.001 PAR VALUE SERIES A PREFERRED STOCK


   THIS CERTIFIES THAT ***************SPECIMEN*****************is the owner of


        FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES A PREFERRED STOCK $.001 PAR VALUE OF
                         ELDORADO ARTESIAN SPRINGS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

          /s/ Douglas A. Larson     [Corporate Seal]         /s/ Kevin M. Sipple
          Secretary                                          President

                                                COUNTERSIGNED:
                                                  CORPORATE STOCK TRANSFER, INC.
                                                      1675 Broadway, Suite 1480
                                                       Denver, Colorado 80202


                                                By
                                                   -----------------------------
                                                   Transfer Agent and Registrar
                                                   Authorized Signature

[BACK OF CERTIFICATE]

                         ELDORADO ARTESIAN SPRINGS, INC.

                     TRANSFER FEE: $6.00 PER NEW CERTIFICATE

         The Corporation shall furnish, without charge, to each shareholder who requests, a full statement of the powers, designations, preferences, limitations and relative rights of the shares of each class of stock or series thereof and the variations in the relative rights and preferences between the shares of each series, and the qualifications, limitations or restrictions of such preferences or such rights and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

--------------------------------------------------------------------------------

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common                UNIF GIFT MIN ACT--__________ Custodian _________
         TEN ENT--as tenants by the entireties                             (Cust)              (Minor)
         JT  TEN--as joint tenants with right of                         under Uniform Gifts to Minors
                     survivorship and not as tenants                     Act _________________________
                     in common                                                       (State)

Additional abbreviations may also be used though not in the above list.

--------------------------------------------------------------------------------

         For Value Received, _______________________________________ hereby sell, assign and transfer unto _________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated                              X
      --------------------------   ---------------------------------------------


                                   ---------------------------------------------
SIGNATURE MUST BE GUARANTEED BY    NOTICE: The signature of this assignment must
A COMMERCIAL BANK OR TRUST         correspond with the name as written upon the
COMPANY OR MEMBER FIRM OF ONE      face of the certificate in every particular,
OF THE FOLLOWING STOCK EXCHANGES:  without alteration or  enlargement or any
NEW YORK STOCK EXCHANGE, PACIFIC   change whatever.
STOCK EXCHANGE, AMERICAN STOCK
EXCHANGE, MIDWEST STOCK EXCHANGE.

                  [FORM OF FACE OF CLASS A WARRANT CERTIFICATE]

No. WC-                                                        Class A Warrants
       ----------------------

                               VOID AFTER           ,
                                         ----------  ----------

                       WARRANT CERTIFICATE FOR PURCHASE OF
                                  COMMON STOCK

                         ELDORADO ARTESIAN SPRINGS, INC.

                                                               CUSIP

THIS CERTIFIES THAT, FOR VALUE RECEIVED or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of Eldorado Artesian Springs, Inc., a Colorado corporation (the "Company"), at any time after ___________, 2000 (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Corporate Stock Transfer, Inc., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 2000, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (Denver time) on the date which is _________ (__) years after the Initial Warrant Exercise Date. If each such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Denver time) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933 as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to conflicts of laws.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                      ELDORADO ARTESIAN SPRINGS, INC.

[SEAL]                                      By:
                                               Name:
                                               Title:


                                            By:
                                               Name:
                                               Title:

COUNTERSIGNED:

CORPORATE STOCK TRANSFER, INC.,
as Warrant Agent

By:
      Authorized Officer

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

      The undersigned Registered Holder hereby irrevocably elects to exercise __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER


                           -------------------------

                           -------------------------

                           -------------------------

                           -------------------------
                     (please print or type name and address)

and be delivered to


                           -------------------------

                           -------------------------

                           -------------------------

                           -------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:                               X
                                     -




                                     Address


                                     Social Security or Taxpayer
                                     Identification Number



                                     Signature Guaranteed

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

         FOR VALUE RECEIVED, ______________________, hereby sells, assigns and transfers

                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

                           -------------------------

                           -------------------------

                           -------------------------

                           -------------------------
                     (please print or type name and address)

                     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ___________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                      X
                                            -
                                            Signature Guaranteed



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE CONTINENTAL STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.





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